     Exhibit 99.1

Apollo Global Management, Inc. Reports Third Quarter 2019 Results

New York, October 31, 2019 — Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the third quarter ended September 30, 2019.
“On September 5th, Apollo completed its conversion from a partnership to a corporation, and we are already beginning to realize the anticipated benefits including access to a much larger universe of institutional investors, enhanced liquidity, and index inclusion. We look forward to engaging with Apollo’s current and prospective shareholders and analysts during our Investor Day on November 7th. Earlier this week, we announced an equity exchange with Athene Holding that we believe will strengthen our strategic relationship and reinforce the alignment of interests between the two companies,” said Leon Black, Chairman and Chief Executive Officer. “With respect to our financial results, Apollo generated fee related earnings of $0.52 per share for the third quarter and $2.23 per share for the last twelve months, an increase of 30% year-over-year, which reflects the growing earnings power of our business. In addition, Apollo’s total assets under management have grown by 19% over the prior year, bringing total assets under management as of September 30, 2019 to $323 billion, half of which is permanent capital."
Apollo issued a full detailed presentation of its third quarter ended September 30, 2019 results, which can be viewed through the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.
Conversion from Limited Liability Company to Corporation
Effective September 5, 2019, Apollo Global Management, Inc. announced the completion of its conversion from a Delaware limited liability company named Apollo Global Management, LLC to a Delaware corporation named Apollo Global Management, Inc.
Dividends
Apollo has declared a cash dividend of $0.50 per share of its Class A Common Stock for the third quarter ended September 30, 2019. This dividend will be paid on November 29, 2019 to holders of record at the close of business on November 20, 2019. Apollo intends to distribute to its stockholders on a quarterly basis substantially all of its distributable earnings after taxes and related payables in excess of amounts determined by the executive committee of its board of directors to be necessary or appropriate to provide for the conduct of its business.
Apollo has declared a cash dividend of $0.398438 per share of its Series A Preferred Stock and Series B Preferred Stock, which will be paid on December 16, 2019 to holders of record at the close of business on November 29, 2019.
The declaration and payment of dividends on Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock are at the sole discretion of Apollo. Apollo cannot assure its stockholders that they will receive any dividends in the future.
Conference Call
Apollo will host a conference call on Thursday, October 31, 2019 at 10:00 a.m. Eastern Time. During the call, members of Apollo’s senior management team will review Apollo’s financial results for the third quarter ended September 30, 2019. The conference call may be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and providing conference call ID 2248965 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.
Following the call, a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 585-8367 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), passcode 2248965. To access the audio webcast, please visit Events in the Stockholders section of Apollo’s website at http://www.apollo.com/stockholders.

About Apollo
Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $323 billion as of September 30, 2019 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.
Forward-Looking Statements
Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This press release includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 and quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.
Investor and Media Relations Contacts
For investor inquiries regarding Apollo, please contact:
Gary M. Stein
Head of Investor Relations
Apollo Global Management, Inc.
212-822-0467
gstein@apollo.com

Ann Dai
Investor Relations Manager
Apollo Global Management, Inc.
212-822-0678
adai@apollo.com

For media inquiries regarding Apollo, please contact:
Charles Zehren
Rubenstein Associates, Inc. for Apollo Global Management, Inc.
212-843-8590

czehren@rubenstein.com